Exhibit 10.1

SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER

PRIVATE OFFERING

PETVIVO HOLDING, INC. (PETV)

Series B Convertible Preferred Stock Offering - $1.00 Per Share

$5,000,000

March 26 2025

PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”) is hereby offering up shares (collectively, the “Shares” and individually a “Share”), each Share consisting of one (1) share of PetVivo series B convertible preferred stock pursuant to this Subscription Agreement (“Agreement”). Furthermore, each Share shall be made available for purchase at One Dollar ($1.00) per Share. This private offering is being made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). Offers and sales of the Shares will be made only to “accredited investors” as defined in Rule 501 of the Securities Act. The offering price of the Shares has been determined arbitrarily by the management of PetVivo, and bears no particular relationship to our net worth, revenues or any other standard criteria of value.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION, AND THEY SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF THIS ENTIRE INVESTMENT. THESE SECURITIES ARE BEING OFFERED UNDER EXEMPTIONS FROM REGISTRATION OF RELEVANT FEDERAL AND STATE SECURITIES LAWS, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The undersigned (“Subscriber”) hereby subscribes for and offers to purchase from PetVivo subject to the following terms and conditions:

1. The Shares subscribed for herein are part of a private placement offering of PetVivo being offered only to accredited investors who must represent herein that they meet the suitability standard for such accredited status. Each Share is one (1) restricted share of PetVivo series B convertible preferred stock, having a par value of $0.001 per share (“Share”). Each share of series B convertible preferred stock shall be governed by the PetVivo Holdings, Inc. Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock attached hereto. There is no provision for the impoundment or escrow of any funds received by PetVivo in this offering, nor is there any minimum amount of this offering required to be sold by PetVivo to close this private offering. PetVivo intends to utilize any proceeds from this offering promptly upon receipt from investors, regardless of the actual number of Shares that are sold in this offering.

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2. Following are certain material elements of this private offering:

Use of Proceeds –PetVivo intends to use the net proceeds from this offering primarily for commercialization of its lead products Spryng™ with OsteoCushion™ Technology and PrecisePRP, to finance clinical trials and to fund working capital and general corporate purposes. Pending use of the net proceeds, PetVivo may invest them in various capital preservation instruments, short-term, investment grade, interest-bearing securities.

The expected use of the net proceeds from the offering represents our intentions based on our current plans and business conditions. The amounts we actually expend in these areas, and the timing thereof, may vary significantly from our current intentions and will depend on a number of factors, including the success of our commercialization efforts, cash generated from future operations, and actual expenses to operate our business. As a result, we cannot predict with any certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in the application of the net proceeds, and the Subscriber will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

Additional Information - PetVivo will make available to each prospective investor, prior to the sale of any Shares in this offering, the opportunity to ask questions of and receive answers from an executive officer of PetVivo concerning the terms and conditions of this offering and to obtain any additional information necessary to verify the accuracy of the information contained in this agreement, PetVivo’s filings with the Securities and Exchange Commission (“SEC’) pursuant to the Securities Exchange Act of 1934, as amended, or any other information reasonably requested. Questions, inquiries and requests for such information may be directed to PetVivo by mail addressed to PetVivo Holdings, Inc. Attn: John Lai CEO, 5251 Edina Industrial Blvd., Edina, MN 55439 or by telephone at (612) 328-4325.

3. Purchase Option - Subject to the terms and conditions set forth herein, the Subscriber shall have the option, but not the obligation, to purchase up to four million four hundred thousand (4,400,000) additional Shares of PetVivo Holdings, Inc. Series B convertible preferred stock (the “Additional Shares”) at the same purchase price per share as set forth in this Agreement (the “Option Price”). This option shall be exercisable at any time on or before May 27, 2025, by providing written notice to the Company. This option may be extended for an additional thirty (30) days at the discretion of the Company. Upon exercise of this option, the Company shall issue and deliver the Additional Shares to the Subscriber within ten (10) business days of receipt of the Option Price.

4. Risk Factors - You should carefully consider the risks factors that are included in PetVivo’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the SEC on June 28, 2024, as amended by the Amendment No. 1 on Form 10-K/A filed with the SEC on July 9, 2024, and any other filings with the SEC before you decide to subscribe for any Shares in this offering.

5. Subscriber hereby acknowledges and realizes that a purchase of Shares from PetVivo in this offering is speculative and involves a high degree of risk, and that this investment is only suitable for persons who can afford the entire loss of this investment, and that the economic benefits of this investment are uncertain.

6. Subscriber further represents and acknowledges the following:

Subscriber has such knowledge and experience in financial and business matters so as to be capable of evaluating the risks and uncertainties of this investment in the Shares. Subscriber further acknowledges that Subscriber has experience in investments such as this offering, and that Subscriber does not need or desire the assistance of an investment representative to assist Subscriber in the evaluation of this investment.

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Subscriber is in the financial position to hold this investment for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Subscriber’s investment in this offering.

Subscriber has adequate means to provide for current and future needs and contingencies, and has no need for liquidity in respect to this investment. Subscriber acknowledges this investment is not liquid in case of an emergency or for any other reason. Subscriber further represents that this investment by Subscriber is not disproportionate to Subscriber’s net worth, and will not be excessive in respect to Subscriber’s investment experience and program.

Subscriber acknowledges that Subscriber is an “accredited investor” as defined in Rule 501 of the Securities Act. If Subscriber is a limited liability company, partnership, corporation or trust, it confirms that each of the equity owners of the corporate entity are “accredited investors” as defined in Rule 501 of the Securities Act.

Subscriber acknowledges that it is purchasing Shares from PetVivo for Subscriber’s own account for long-term investment purposes and not with any present view toward resale, transfer or other disposition of these securities. Subscriber acknowledges that the certificates issued for Shares purchased herein will bear a legend restricting transfer, resale, or other disposition thereof unless (i) the Shares are registered for resale under the Securities Act or (ii) in the opinion of counsel of the Subscriber, which opinion is reasonably acceptable to PetVivo, the Shares may be sold without registration under the Securities Act as well as any applicable blue sky or securities laws.

Subscriber represents and warrants that Subscriber is a bona fide resident of, or domiciled in if Subscriber is not an individual, the state which is included in the address of Subscriber set forth in this Agreement.

Subscriber represents these Shares being purchased in this Agreement are being purchased by Subscriber solely for the beneficial interest of Subscriber and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

Subscriber understands and acknowledges that the Shares have not been registered under the Securities Act of 1933 or any relevant state securities laws, in reliance on exemptions from registration which depend in part upon Subscriber’s investment intent herein, and accordingly the truth and accuracy of the foregoing representations of Subscriber will be relied upon by PetVivo in satisfying such exemptions.

Subscriber further acknowledges that Subscriber has been given the opportunity to have access to full and complete information on PetVivo (including the opportunity to meet with PetVivo management and review whatever documents are requested by Subscriber to evaluate this investment) and on the terms and conditions of this offering of Shares, and that the Subscriber has utilized such access to Subscriber’s full satisfaction incident to obtaining additional information or verifying information already obtained relating to this offering.

Subscriber acknowledges that Subscriber has been notified that all financial information and all required public filing documentation is available publicly through the Securities Exchange Commission website and Subscriber has had sufficient notice and time to review such documentation.

7. Subscriber shall complete both Part I and Part 2 of this Agreement, and all further notice to Subscriber from PetVivo shall be deemed given when mailed by first class mail, postage prepaid, to the address of Subscriber on Part I. All of Subscriber’s rights hereunder shall inure to the benefit of Subscriber’s heirs or assigns, as the case may be. Subscriber shall have no right to assign or transfer any rights of Subscriber hereunder without the express written consent of PetVivo. This Agreement shall be governed by the laws of the State of Nevada.

8. The Company represents and warrants to the Subscriber that:

(a)	Organizational Status/Corporate Powers/Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Neveda. Company has all the necessary power to own its property and to carry on its business as now conducted. The Company is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

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(b)	No Prohibitions. No officer, employee or agent of, or consultant to Company is prohibited by law, by regulation, by contract, or by the terms of any license, franchise, permit, certificate, approval or consent from participating in the business of Company as officer, employee or agent of, or as consultant to, Company or is the subject of any pending or, to Company’s best knowledge based upon reasonable inquiry, threatened proceeding which, if determined adversely, would or could result in such a prohibition.

(c)	Consents and Approvals. The execution, delivery and performance of this Agreement by the Company are not and will not be subject to the approval or consent of, or to any requirement of registration with or notification to, any federal, state or local regulatory body, administrative agency or other person.

(d)	Financial Statements. All financial statements of the Company included in its filings with the SEC are complete and correct in all material respects and fairly present the financial condition, operating results and cash flows of the Company, as of and for the period ended on said dates, and have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied (except for the absence of Shares and subject to immaterial year-end audit adjustments as to the interim statements). Since the date of the most recent set of financial statements delivered by the Company to Subscriber, there has been no event, change or development that has had or that could reasonably be expected to result in a material adverse effect.

(e)	Litigation. There is no action, suit or proceeding at law or in equity pending or, to the knowledge of Company, threatened against or affecting the Company, or any basis therefor, which, if adversely determined would impair the ability of the Company to perform its obligations under this Agreement which are applicable to the Company.

(f)	Capitalization. The authorized capital stock of the Company consists of shares of 250,000,000 Common Stock and 20,000,000 shares of preferred stock, of which approximately 23,559,750 shares of common stock and 3,045,000 shares of preferred stock are issued and outstanding as of March 25, 2025. All issued and outstanding shares of the company’s capital stock are dually authorized, validly issued, fully paid and nonassessable, and free from any preemptive and cumulative voting rights and were issued pursuant to valid exemptions under federal and state securities laws. When issued in compliance with the provisions of this Agreement, the Shares issuable under this subscription will be validly issued, fully paid, nonassessable, and free of any liens or encumbrances.

(g)	Issuance of Securities. The Company has reserved from its duly authorized capital stock the Shares of Common Stock to be issued to the Subscriber pursuant to this Agreement.

(h)	Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and holds a valid leasehold interest with respect to the property and assets it leases.

(i)	Patents and Trademarks. The Company owns or has a valid right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes (collectively, the “Intellectual Property Rights”) necessary for its business as now conducted. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

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(j)	Tax Returns and Payments. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon the properties or assets of the Company as of the date of this Agreement that is not adequately provided for.

(k)	True and Correct Information. All financial and other information provided to Subscriber by or on behalf of the Company in connection with the Company’s request for the Shares are true and correct in all material respects and do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and, as to projections or valuations, present a good faith opinion as to such projections and valuations.

EXECUTED BY THE PARTIES HERETO effective on the day and year set forth below.

PetVivo Holdings, Inc. hereby accepts this subscription;

Number of Shares Subscribed For

$ Amount

Printed or typed name of Subscriber

By
John Lai

Its	Chief Executive Officer	Signature of Subscriber(s)

Dated:	March 26, 2025	, 2025	Dated:	, 2025

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PART I

SUBSCRIBER INFORMATION

Please complete EITHER individual OR

legal entity subscriber information

Name of Subscriber

(Type or Print)

Residence Address		Street	Mailing Address		Street

City	State	Zip	City	State	Zip

Signature of Subscriber

Title (if applicable)

Telephone

Email

Signature of Joint Subscriber (if any)

Social Security # or Tax ID

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PART 2

ACCREDITATION CRITERIA

TO BE COMPLETED BY ALL SUBSCRIBERS

The Company may accept any number of “accredited investors” as defined within the meaning of Rule 50 l (a) of Regulation D promulgated by the Securities and Exchange Commission. An accredited investor is one who fulfills any one of the following Criteria:

A. For an INDIVIDUAL INVESTOR (a natural person), please indicate (by a check) which criteria, if any, apply:

☐ (1) Individual income in excess of $200,000 in each of the two most recent years or joint income (with such investor’s spouse) in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year.

☐ (2) Individual net worth, or joint net worth (with such investor’s spouse), of $ 1,000,000 or more (excluding value of primary residence).

☐ (3) A director or executive officer of the Company.

B. For a LEGAL ENTITY (other than a natural person), please indicate (by a check) which criteria, if any apply:

☐ (1) A limited liability company, partnership, corporation or trust. .

☐ (2) A bank, savings and loan association or similar institution, as defined in the Securities Act of 1933, whether acting in its individual or fiduciary capacity or a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐ (3) An insurance company as defined in the Securities Act of 1933.

☐ (4) An investment company registered under the Investment Company Act of 1940.

☐ (5) A business development company as defined in the Investment Company Act of 1940.

☐ (6) A private business development company as defined in the Investment Advisors Act of 1940.

☐ (7) A Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958.

☐ (8) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

☐ (9) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐ (10) An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, the investment decisions are made solely by persons that are accredited investors.

☐ (11) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase Is directed by a “sophisticated” person as defined in the Securities Act of 1933.

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